Tempur Sealy To Acquire Dreams, UK's Leading Specialty Bed Retailer
- Acquisition Nearly Doubles International Sales as Compared to 2020
- Worldwide Direct-to-Consumer Sales Expected to Reach Over $1 Billion

LEXINGTON, KY, May 27, 2021 – Tempur Sealy International, Inc. (NYSE: TPX, “Tempur Sealy” or “Company”) today announced it has executed an agreement to acquire Dreams, the leading specialty bed retailer in the United Kingdom, primarily from an affiliate of Sun Capital Partners, Inc. The transaction will accelerate Tempur Sealy’s growth in the largest European bedding market and sixth largest economy in the world.

The transaction price is approximately $475 million, less net debt and any working capital deficit, and the transaction is expected to be accretive to Tempur Sealy’s EPS by approximately $0.20 before synergies in the first year post-acquisition.

Dreams has developed a successful multi-channel sales strategy, with over 200 brick and mortar retail locations, an industry-leading online channel, as well as manufacturing and delivery assets. Dreams generated sales of approximately $400 million and EBITDA of approximately $75 million for the year ending December 31, 2020. Dreams is expected to generate annual sales of approximately $450 million in the first year post-acquisition.

Dreams will be operated as an independent business unit and led by the current management team. It is expected to complement the Company’s existing UK Tempur operations and its recently-formed Sealy UK joint venture operations.

After the transaction closes, Tempur Sealy’s annualized worldwide direct-to-consumer business is expected to reach $1 billion in sales and its international segment will represent over 20% of consolidated sales. The transaction will be financed through a combination of cash on hand and bank borrowings. The Company’s pro forma leverage is expected to be slightly less than 2 times adjusted EBITDA as defined in the Company’s credit agreement. Finally, the Company today entered into an amendment of its Senior Credit Facility which increases its liquidity by $300 million.

The transaction is expected to close in the third quarter of 2021, subject to receipt of regulatory approval from the UK Financial Conduct Authority.

Tempur Sealy International, Inc. Chairman and CEO Scott Thompson commented, "Dreams has created a strong retailer brand and business model, known for its outstanding products and customer service. We have worked with Dreams for many years and they are one of the most talented retailers we service. They have consistently demonstrated best-in-class web marketing, customer service and sales capabilities. This acquisition better positions both organizations to service customers and bring innovative products to market. We look forward to welcoming the entire Dreams organization to the Tempur Sealy family.”

Thompson continued, “This transaction is consistent with our stated strategy of acquiring companies when we see their addition as mutually beneficial and accretive to long-term shareholder value. We expect, over time, to leverage Tempur Sealy’s global scale to realize synergy opportunities and long-term sales growth.”

Dreams CEO Mike Logue commented, “We are delighted to be joining the Tempur Sealy family. Today marks a milestone for Dreams. It is recognition of the transformation we have delivered and an endorsement of our customer-focused strategy, our culture and our values. With Tempur Sealy, we expect to drive our growth strategy and build on our position as the most recommended specialist bed retailer in the UK. I would like to take this opportunity to thank our 2,000 colleagues for their hard work, dedication and commitment. Together we will continue to optimize what we make, sell and deliver to provide better sleep for all of our customers.”

Non-GAAP Financial Measures
For additional information regarding EBITDA and adjusted EBITDA as defined in the Company’s credit facility, please refer to the reconciliations and other information included in the Company's SEC filings.

Forward-Looking Statements
This press release contains statements that may be characterized as "forward-looking" within the meaning of the federal securities laws, which includes information concerning one or more of the Company's plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words "expects," "will," "should," "would" and variations of such words or similar expressions are intended to identify such statements. These forward-looking statements include, without limitation, statements relating to the Company's acquisition of Dreams and the Company's expectations regarding future performance, EPS, cost synergies, integration with our business, personnel and the impact of the anticipated acquisition on the Company's brands, products, customer base, results of operations or financial position. Any forward-looking statements contained herein are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, many of which are beyond the Company's control, could cause actual results to differ materially from any that may be expressed as forward-looking statements. These risk factors include risks associated with Dreams’ ongoing operations; the possibility that the acquisition will not occur; the possibility that the expected benefits of the acquisition are not realized when expected or at all; general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; the impact of the macroeconomic environment in both the U.S. and internationally on Dreams and the Company; uncertainties arising from national and global events; industry competition; the effects of consolidation of retailers on revenues and costs; and consumer acceptance and changes in demand for Dreams’ and the Company's products. Other potential risk factors include the risk factors discussed under the heading "Risk Factors" in ITEM 1A of Part 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. There may be other factors that may cause actual results to differ materially from the forward-looking statements contained herein. The Company undertakes no obligation to update any forward-looking statement contained herein to reflect events or circumstances after the date on which such statement is made.

About the Company
Tempur Sealy is committed to improving the sleep of more people, every night, all around the world. As a global leader in the design, manufacture and distribution of bedding products, we know how crucial a good night of sleep is to overall health and wellness. Utilizing over a century of knowledge and industry-leading innovation, we deliver award-winning products that provide breakthrough sleep solutions to consumers in over 100 countries.

Our highly recognized brands include Tempur-Pedic®, TEMPUR®, Sealy® featuring Posturepedic® Technology, and Stearns & Foster® and our non-branded offerings include value-focused private label and OEM products. Our distinct brands allow for complementary merchandising strategies and are sold through third-party retailers, our Company-owned stores and e-commerce channels. This omni-channel strategy ensures our products are offered wherever and however consumers want to shop.

Lastly, we accept our global responsibility to serve all stakeholders, our community and environment. We continue to implement programs consistent with our responsibilities.

About Dreams
Established in 1985, Dreams is the UK’s leading specialist bed retailer. With 2,000 employees across the UK, Dreams sells over ten thousand mattresses, bases and headboards per week to customers nationwide through its network of over 200 stores and online.

Dreams is a proud British business, making products in this country, as it does now at the Dreams Bed Factory in Oldbury. It currently makes hundreds of thousands of mattresses and beds a year before delivering to customers across the UK through its multiple delivery centers and dedicated fleet of vehicles.

As part of its mission to deliver Better Sleep for All, Dreams has rolled out its innovative Sleep Match technology to its stores and is proud to be the official sleep partner for Team Great Britain and Paralympics Great Britain.

Investor Relations Contact
Aubrey Moore
Investor Relations
Tempur Sealy International, Inc.
800-805-3635
Investor.relations@tempursealy.com